UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2004

RES-CARE, INC.

(Exact Name of Registrant as specified in Charter)

Kentucky	0-20372	61-0875371
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10140 Linn Station Road, Louisville, Kentucky		40223
(Address of principal executive offices)		(Zip code)

(502) 394-2100
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Item 5. Other Events
Item 7. Financial Statements, Pro Forma Financial Information and Exhibits
SIGNATURE
EX-4.7

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5. Other Events.

Res-Care, Inc. (“ResCare”) has executed Amendment No. 1 dated as of May 20, 2004 to its Preferred Stock Purchase Agreement with four investment funds affiliated with Onex Corporation, which was originally filed as an exhibit to ResCare’s 2003 Annual Report on Form 10-K. The Preferred Stock Purchase Agreement, as amended by Amendment No. 1, is described in the definitive proxy statement for ResCare’s 2004 annual meeting of shareholders, which was filed on May 25, 2004. Amendment No. 1 is attached as Exhibit 4.7 to this report.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

Exhibit 4.7	First Amendment dated as of May 20, 2004 to the Preferred Stock Purchase Agreement, dated as of March 10, 2004, by and between Res-Care, Inc. and Onex Partners LP, Onex American Holdings II LLC, Onex US Principals LP, and Res-Care Executive Investco LLC.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RES-CARE, INC.

Date: May 25, 2004	By	/s/ Ronald G. Geary

Ronald G. Geary
Chairman, CEO and President